UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 10, 2006

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd., Suite 675 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 10, 2006, in agreement with the board, H. Thomas Winn resigned as chief executive officer and Robert Sturges was appointed chief executive officer of the Company.

Mr. Sturges, 59, served as general counsel for Nevada Gold since June 2006. Prior thereto, Mr. Sturges served as a consultant for entities engaged in the gaming, hospitality and professional sports businesses since 2001. From 1986 to 2001, Mr. Sturges served in a variety of executive officer positions with Carnival Corporation. Mr. Sturges is a director of Benihana, Inc.There is no arrangement or understanding between Mr. Sturges and any other person pursuant to which Mr. Sturges was selected as the chief executive officer. Mr. Sturges has no family relationship with any officer or director of the Company. Further, Mr. Sturges has not been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-K between the Company and him. It is expected that Mr. Sturges will enter into an employment agreement with the Company in the near future.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K: 99.1 Press Release dated October 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 16, 2006	By: /s/ Robert Sturges
Robert Sturges
Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release dated October 12, 2006